                                                                    Exhibit 99.1

                           IONIC FUEL TECHNOLOGY, INC.

                    COMPUTATION OF NET LOSS PER COMMON SHARE


                                  THREE MONTHS ENDED              SIX MONTHS ENDED
                                     DECEMBER 31                     DECEMBER 31
                                1999            1998            1999            1998
                            ------------    ------------    ------------    ------------
Net loss                    $   (195,019)   $   (421,215)   $   (537,649)   $   (793,286)

Average common shares
   outstanding                11,283,289       6,444,955      11,283,289       6,444,955
                            ------------    ------------    ------------    ------------

Net loss per common share   $      (0.02)   $      (0.07)   $      (0.05)   $      (0.12)
                            ============    ============    ============    ============


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